Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


     We have issued our report dated January 14, 2000, accompanying the financial statements of First Western Bank contained in the Registration Statement of UnionBanCal Corporation on Form S-4. We consent to the use of the aforementioned report in the Registration Statement of UnionBanCal Corporation on Form S-4, and to the use of our name as it appears under the caption "Experts."

                                       /s/ GRANT THORNTON LLP
                                           Grant Thornton LLP


Los Angeles, California
March 18, 2002